                                    EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE


After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 13, 2001



                                          BRENTWOOD ASSOCIATES VII, L.P.,
                                          a Delaware limited partnership

                                          By:  Brentwood VII Ventures, L.P.,
                                               a Delaware limited partnership
                                          Its: General Partner


                                          By:      /s/ G. Bradford Jones
                                             -----------------------------------
                                                    G. Bradford Jones
                                                    General Partner



                                          BRENTWOOD VII VENTURES, L.P.,
                                          a Delaware limited partnership

                                          By:      /s/ G. Bradford Jones
                                             -----------------------------------
                                                    G. Bradford Jones
                                                    General Partner


                                       10